SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                                 CURRENT REPORT
                             PURSUANT TO SECTION 13 OR 15(d)OF
                            THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported)                  April 12, 1999
                                                 -----------------




                           DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                   -----------------------------------------------------
                   (Exact name of registrant as specified in its charter)




         DELAWARE                       1-14787               38-3430473
----------------------------   ------------------------   ------------------
(State or other jurisdiction   (Commission File Number)  (I.R.S. Employer
 of incorporation)                                        Identification No.)




     5725 Delphi Drive, Troy, Michigan                              48098
--------------------------------------------                      ----------
  (Address of principal executive offices)                        (Zip Code)







Registrant's telephone number, including area code           (248)-813-2000
                                                           ------------------

















                                           - 1 -

ITEM 5. OTHER EVENTS

      On April 12, 1999, Delphi Automotive Systems Corporation issued a press release announcing that General Motors' Board of Directors has approved the complete separation of Delphi from General Motors by means of a tax-free spin off. The content of the news release was as follows:

                            FULL SEPARATION APPROVED:
                   DELPHI HIGHLIGHTS BENEFITS OF INDEPENDENCE

      TROY, MICH. - With its full separation from General Motors Corporation (NYSE: GM) approved by the GM board of directors, Delphi Automotive Systems Corporation (NYSE: DPH) today announced plans to move aggressively forward with a post-separation business strategy designed to maximize shareholder value and take full advantage of independence.
      Delphi's board of directors voiced its support of the GM decision. "With independence, Delphi can now fully implement its plans to enhance shareholder value," said Thomas Wyman, Delphi's lead independent director.
      "For as long as full separation has been an option, we have made clear our intent to focus the business on developing new and advanced automotive technologies, broadening our customer base, improving manufacturing operations and creating new business relationships through acquisition or partnerships," said J.T. Battenberg III, Chairman, Chief Executive Officer and President of Delphi. "This action by the GM Board of Directors pushes us forward on the path to realize our business objectives.
      "To the extent that full separation will improve Delphi's opportunities to grow the business and become more profitable, we all benefit," said Battenberg. "Sharing this potential with our labor partners and strengthening our relationship with labor is a high priority throughout Delphi."
      "We plan to have our current pension plan benefits fully funded over the next few years on an economic basis. We expect to start this funding with contributions of approximately $1.8 billion between separation and the first part of next year," said Battenberg. Delphi currently does not have hourly retirees, and anticipates having a small number of hourly retirees in the next few years.
      Battenberg's comments came in the wake of today's decision by the GM Board of Directors to move forward with the completion of Delphi's separation from GM by means of a tax-free spin-off. As a result of the board's action, 80.1 percent of the ownership of Delphi, 452.6 million shares of Delphi common stock now owned by GM, will be distributed to owners of GM $1-2/3 par value common stock, and if GM receives a favorable ruling from the Internal Revenue Service (IRS) prior to May 14, 1999, GM will contribute the other 2.2% of Delphi shares it owns, 12.4 million shares, to a Voluntary Employee Beneficiary Association
(VEBA) trust which can be used to fund benefits for hourly retirees. If such a ruling is not received, the additional 2.2 percent of Delphi shares held by GM also will be distributed to GM stockholders, in which case the same record date and payment date will be used.
                                           - 2 -

      The spin-off will result in Delphi becoming a fully independent, publicly traded company on May 28, 1999. One hundred million shares of Delphi common stock had been sold by Delphi in an initial public offering completed in February 1999. With 465 million new shares in the marketplace Battenberg today indicated that the company will take steps to familiarize new Delphi shareholders with Delphi business strategies.
      Battenberg said full separation from General Motors provides a number of key opportunities for Delphi.
      The benefits of separation include:
o Increased Sales to Vehicle Manufacturers Other Than GM: Until today's action by the GM Board, Delphi's ability to expand sales to major vehicle manufacturers (VMs) other than GM has been limited by a general reluctance to source from a supplier owned by a major competitor. Separation from GM lifts this barrier, and Delphi will - over time be able to substantially grow sales to VMs other than GM.
o Increased Financial and Strategic Flexibility: Separation will allow Delphi to quickly execute investment and acquisition or partnership decisions and will increase flexibility in financing through capital markets. Formerly, investments required approval from the parent corporation, which balanced competing requests for capital from several business sectors.
o Potential for Continued Improvement of Organized Labor Relationships: Delphi has worked hard on its relationship with labor over the last several years, and is proud of the progress made. We will now independently continue to pursue improved relations through collaborative efforts with our union colleagues focused on improving our manufacturing operations and implementing the Delphi Manufacturing System. Through these efforts we hope to continue to improve our quality and responsiveness to customer needs, and provide stability to our business prospects.

            Where new non-GM business is concerned, Battenberg today noted that Delphi continues to receive greater numbers of bid opportunities since the Initial Public Offering in February 1999, which he said is indicative of non-GM customer acceptance of products and technology from an independent Delphi.
            Recent examples include: $550M in long-term contracts for supply of modular doors to Navistar International, MAN and two other major OEMs; a $35M contract to provide ABS and GENIII integral wheel spindle bearings to Daewoo; a $20M contract for steering wheels and airbags on a 2000MY VW.
            "With this kind of reaction by customers we are tremendously excited by the potential that exists in the marketplace to take advantage of the benefits of Delphi's full independence," said Battenberg. "This is just the beginning."

            Delphi Automotive Systems (NYSE: DPH), with headquarters in Troy, Mich., USA, is a world leader in automotive component and systems technology. Delphi's 3 business sectors -- Dynamics and Propulsion; Safety, Thermal and Electrical Architecture; and Electronics and Mobile Communications -- provide comprehensive product solutions to complex customer needs. Delphi has more than 198,000 employees and operates 168 wholly owned manufacturing sites, 40 joint ventures and 27 technical centers in 36 countries. Regional headquarters are located in Paris, Tokyo and Sao Paulo. Delphi can be found on the Internet at http://www.delphiauto.com.
            In this press release, use of the terms expects, intends, believes, plans and similar words are associated with forward-looking statements that are inherently subject to numerous risks and uncertainties. Accordingly, there can be no assurance that the results described in such forward-looking statements will be realized. The principle risk factors which may cause actual results to differ materially from those expressed in forward-looking statements contained in this press release are described in various documents filed by GM and Delphi with the U.S. Securities and Exchange Commission, including GM's Annual Report on Form 10-K for the Year Ended December 31, 1998 (at page II-22), and Delphi's Annual Report on Form 10-K for the Year Ended December 31, 1998 (at page 54).
            Stockholders who have questions about technical issues related to the distribution can call the Information Agent, Morrow & Co., at (800) 566-9058.

                                         SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                                 -------------------------------------
                                  (Registrant)
Date:     April 12, 1999
        -----------------
                                            By
                                            /s/Paul R. Free
                                            -------------------------------
                                            (Paul R. Free, Chief Accounting
 Officer and Controller)